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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4, Amendment No. 1, No. 333-08161) and related prospectus of USA Waste Services, Inc. and to the incorporation by reference therein of our reports (a) dated August 25, 1995 (except Note 8, as to which the date is September 12, 1995) with respect to the consolidated financial statements of Western Waste Industries at June 30, 1995 and 1994, and for each of the three years in the period ended June 30, 1995 included in USA Waste Services, Inc.'s Current Report on Form 8-K dated January 9, 1996, and (b) dated August 25, 1995 (except Note 8, as to which the date is September 12, 1995) with respect to the consolidated financial statements of Western Waste Industries at June 30, 1995 and 1994, and for each of the two years in the period ended June 30, 1995 (which consolidated financial statements are not presented separately therein) included in USA Waste Services, Inc.'s Current Report on Form 8-K/A (Amendment No. 3), dated July 1, 1996, both filed with the Securities and Exchange Commission.



                                            /s/  ERNST & YOUNG LLP


                                            ERNST & YOUNG LLP

Long Beach, California

July 18, 1996